                                                                   Exhibit 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Algos Pharmaceutical Corporation (a development stage enterprise) on Form S-8 of our report dated March 4, 1998, on our audits of the financial statements of Algos Pharmaceutical Corporation (a development stage enterprise) as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 and for the period January 1, 1992 (date of inception) to December 31, 1997, which report is included in the 1997 Form 10-K.



PricewaterhouseCoopers LLP


/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
February 3, 1999





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